Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-184624) of Comverse, Inc., of our report dated April 16, 2015, relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 16, 2015